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                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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                                                                                              THREE MONTHS
                                                                                            ENDED APRIL 30,
                                                                                      ----------------------------
                                                                                          1995           1994
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Primary:
  Net income........................................................................  $   2,075,544  $   4,698,842
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  Weighted average number of common shares outstanding during the period............      7,641,635      7,517,817
  Add common equivalent shares relating to outstanding options to purchase common
   stock using, the treasury stock method...........................................        261,634        552,778
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      Weighted average number of common and common equivalent
       shares outstanding...........................................................      7,903,269      8,070,595
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Primary income per common share.....................................................      $.26           $.58
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Fully diluted:
  Net income........................................................................  $   2,075,544  $   4,698,842
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Weighted average number of common shares outstanding during the period............      7,641,635      7,517,817
  Add common equivalent shares relating to outstanding options to purchase common
   stock using, the treasury stock method...........................................        261,155        552,542
                                                                                      -------------  -------------
      Weighted average number of common and common equivalent
       shares outstanding...........................................................      7,902,790      8,070,359
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Fully diluted income per common share...............................................      $.26           $.58
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